CERTIFICATE OF SECRETARY

     THIS IS TO CERTIFY that I am the duly elected, qualified and acting Secretary of Largo Vista Group, Ltd., and that the above and foregoing by-laws constituting a true original copy were duly adopted as the by-laws of said Corporation as amended December 7, 1998.

     IN WITNESS WHEREOF, I have executed this Certificate at
Newport Beach, California on this 30th day of December 1998.



___________________________
Albert N. Figueroa, Secretary



By Laws Certificate

Exhibit 3 (III)



                         ARTICLES OF INCORPORATION
                                    OF
                             LARGO VISTA INC.



         ONE:         The name of the corporation is:
                                     LARGO VISTA INC.
         TWO:The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in the State of California of this corporation's initial agent for service of process is:

                         Ms. Diana M. Dron
                         Monteleone & McCrory
                         10 Universal City Plaza
                         Suite 2500
                         Universal City, California 91608
     FOUR:               This corporation is authorized to issue only
one class of shares of stock; and the total number of shares which this corporation is authorized to issue is: 1,000.

FIVE: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

SIX: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

SEVEN: If proceedings for dissolution of the corporation to which Corporation Code Section 2000 applies are instituted, the provisions of any Buy-Out Agreement then in effect among the corporation's shareholders shall govern and supersede any provisions of Section 2000 inconsistent therewith, to the extent required to enforce such agreement.

         DATED: This 11th day of October 1988, at Universal City,
California.

                              DIANA M . DRON


 I hereby declare that I am the person who executed the

foregoing Articles of Incorporation, which execution is my act and deed.


                   DIANA M. DRON

                         CERTIFICATE OF AMENDMENT
                                    OF
                         ARTICLES OF INCORPORATION

John A. Jones and Dona L. Blessing certify that:

     1. They are the President and Secretary, respectively, of LARGO VISTA INC., a California corporation.

     2. Article FOUR of the articles of incorporation of this corporation is amended to read as follows:

"FOUR: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 50,000,000."

     3. The foregoing amendment to articles of incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

     We declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledqe.

May 29, 1992.

JOHN A. JONES, President

DONA L. BLESSING, Secretary